Exhibit 4.4

  IN ORDER TO PURCHASE SHARES, THIS KEY EMPLOYEE STOCK PURCHASE AGREEMENT
    MUST BE COMPLETED AND RETURNED TO MARCIA JOCHEM BY AUGUST 30, 2002.


                          BPC HOLDING CORPORATION
                   KEY EMPLOYEE STOCK PURCHASE AGREEMENT

                                  Parties

     This Key Employee Stock Purchase Agreement, dated as of August ___, 2002 (this "AGREEMENT"), between BPC Holding Corporation, a Delaware corporation (the "COMPANY") and ______________ ("PURCHASER").

                                  RECITAL

     WHEREAS, the Company has adopted the BPC Holding Corporation Key Employee Equity Investment Plan, a copy of which is attached hereto as Exhibit A (the "PLAN"), providing for the sale by the Company of shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK"), to certain key employees of the Company and its subsidiaries, on the terms and conditions set forth in the Plan; and

     WHEREAS, the Company has offered Purchaser the opportunity to participate in the Plan and to purchase up to _____ shares of the Common Stock at a purchase price of $100.00 per share (the "PER SHARE PURCHASE PRICE"); and

     WHEREAS, Purchaser desires to participate in the Plan and to purchase shares of Common Stock from the Company at the Per Share Purchase Price.

                                 AGREEMENT

     NOW, THEREFORE, in consideration of the mutual undertakings set forth in this Agreement, the parties hereby agree as follows:

1.   STOCK PURCHASE.  Simultaneously with the execution of this Agreement:

  1.1 SHARES. The Company is selling to Purchaser, and Purchaser is purchasing from the Company and acknowledges purchase of, ___________________ whole shares ("SHARES") of Common Stock (not to exceed _____ shares).

  1.2 PAYMENT. The total purchase price for the Shares (the "TOTAL PURCHASE PRICE") to be paid by Purchaser is $_______________($100.00 multiplied by the number of shares purchased pursuant to Section 1.1), receipt of which is hereby acknowledged by the Company. Payment is being made as follows (check appropriate box):

 ( ) IN FULL IN CASH or BY CERTIFIED OR OFFICIAL BANK CHECK, from the funds of Purchaser; OR

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 ( )  _____% (NOT LESS THAN 33.33%) of the Total Purchase Price referenced in Section 1.2 ($______________) IN CASH or BY CERTIFIED OR
      OFFICIAL BANK CHECK, from the funds of Purchaser, and the balance of the Total Purchase Price evidenced by Purchaser's promissory note, in the form attached hereto as Exhibit B (the "NOTE"), executed and delivered to the Company in the principal amount of $_______________.


2. REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser hereby represents and warrants to the Company as follows:


  2.1 BINDING OBLIGATION. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

  2.2 KNOWLEDGE ABOUT THE COMPANY. Purchaser has received a copy of the Plan and the prospectus regarding the Plan dated as of August 6, 2002, which Purchaser has reviewed and understood.

3.   STOCKHOLDERS AGREEMENT; TRANSFER OF SHARES.

 3.1 As a condition to the purchase of the Shares hereunder Purchaser shall to execute the Stockholders Agreement, dated July 22, 2002, among the Company and the stockholder parties thereto (the "STOCKHOLDERS
   AGREEMENT"), in the form attached hereto as Exhibit C, concurrently with the execution of this Agreement.

 3.2 Except as expressly provided in the Stockholders Agreement or pursuant to the Note, Purchaser may not directly or indirectly sell, transfer, assign, pledge, encumber or otherwise transfer the Shares.

4. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be delivered personally, sent by commercial courier or registered mail (postage prepaid, return receipt requested) or transmitted by facsimile with confirming copy by first class prepaid mail, to the parties at their respective following addresses and numbers or such other addresses or numbers as a party shall designate by notice in writing to the other in accordance herewith, and shall be deemed to be given or made when so delivered personally or by commercial courier or when transmitted and received by facsimile, or if mailed, five business days after the date of mailing; except that notice of a change of address shall be deemed given only when actually received by the other party:

          TO THE COMPANY AT:

          BPC Holding Corporation
          101 Oakley Street
          Evansville, Indiana  47710
          Attention:  Marcia Jochem
          Telephone:  (812) 429-9272
          Facsimile:  (812) 434-9472

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          TO PURCHASER AT:

          _________________________

          _________________________

          _________________________

          _________________________


5.   MISCELLANEOUS PROVISIONS.

  5.1 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the purchase of the Shares.

  5.2 WAIVERS AND AMENDMENTS. This Agreement may be amended or modified, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by each party hereto or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege under this Agreement, nor any single or partial exercise of any right, power or privilege under this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.
   The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

  5.3 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within that State.

  5.4 JURISDICTION; CONSENT TO SERVICE OF PROCESS. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions it contemplates, or for recognition or enforcement of any judgment. Each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such federal court. The consent of such parties to the jurisdiction of a New York state court shall not preclude the right of any party to remove such action to the United States District Court for the Southern District of New York, or other United States District
   Court as may be permitted by applicable law, should such removal be permitted under applicable law. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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  5.5   BINDING EFFECT.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Purchaser without the prior written consent of the Company.

  5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

  5.7 HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.



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                                 EXECUTION


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


                              PURCHASER


                              _________________________________________
                              Name:




                              BPC HOLDING CORPORATION






                              By:______________________________________
                                 Name:  Ira Boots
                                 Title:  President and Chief Executive
                                 Officer














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